                                                                    EXHIBIT 99.3

[SALOMON SMITH BARNEY LETTERHEAD]




                      CONSENT OF SALOMON SMITH BARNEY INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated May 23, 2001, as Appendix B to, and the reference thereto under the captions "SUMMARY - Opinions of Financial Advisors" and "THE MERGERS - Opinion of Salomon Smith Barney Inc." in, the Joint Proxy Statement/Prospectus of Pride International, Inc. and Marine Drilling Companies, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number ______) of Pride International, Inc. and PM Merger, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             SALOMON SMITH BARNEY INC.




                                            By /s/ SALOMON SMITH BARNEY INC.
                                              ----------------------------------



New York, New York
August 1, 2001